SCHEDULE

                          AS LAST AMENDED MAY 31, 2016
                      TO THE INVESTMENT ADVISORY AGREEMENT
                  DATED MAY 31, 2000, AS AMENDED MAY 21, 2001,
        BETWEEN THE ADVISORS' INNER CIRCLE FUND II AND HORIZON ADVISERS
Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

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PORTFOLIO                             FEE
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Government Money Market Fund          0.40% on the first $500 million in assets;
                                      0.35% for assets between $500 million and
                                      $1 billion; and 0.30% on assets over $1
                                      billion
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Value Fund                            0.80% on the first $500 million in assets;
                                      0.75% for assets  between $500 million and
                                      $1 billion; and 0.70% on assets over $1
                                      billion
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Growth Fund                           0.80% on the first $500 million in assets;
                                      0.75% for assets between $500 million and
                                      $1 billion; and 0.70% on assets over $1
                                      billion
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Burkenroad Small Cap Fund             0.95% on the first $500 million in assets;
                                      0.90% for assets between $500 million and
                                      $1 billion; and 0.85% on assets over $1
                                      billion
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Diversified Income Fund               0.70% on the first $500 million in assets;
                                      0.65% for assets between $500 million and
                                      $1 billion; and 0.60% on assets over $1
                                      billion
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Diversified International Fund        1.00% on the first $100 million in assets
                                      and 0.90% on assets over $100 million
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Quantitative Long/Short Fund*         1.20% on the first $500 million in assets;
                                      1.15% for assets between $500 million and
                                      $1 billion; and 1.10% on assets over $1
                                      billion
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Louisiana Tax-Free Income Fund        0.60% on the first $500 million in assets;
                                      0.55% for assets between $500 million and
                                      $1 billion; and 0.50% on assets over $1
                                      billion
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Mississippi Tax-Free Income Fund      0.60% on the first $500 million in assets;
                                      0.55% for assets between $500 million and
                                      $1 billion; and 0.50% on assets over $1
                                      billion
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Core Bond Fund                        0.55% on the first $500 million in assets;
                                      0.50% for assets between $500 million and
                                      $1 billion; and 0.45% on assets over $1
                                      billion
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U.S. Small Cap Fund                   0.80% on the first $500 million in assets;
                                      0.75% for assets between $500 million and
                                      $1 billion; and 0.70% on assets over $1
                                      billion
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Dynamic Asset Allocation Fund         0.70% on the first $500 million in assets;
                                      0.65% for assets between $500 million and
                                      $1 billion; and 0.60% on assets over $1
                                      billion
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International Small Cap Fund          1.10% on the first $500 million in assets;
                                      1.05% for assets between $500 million and
                                      $1 billion; and 1.00% on assets over $1
                                      billion
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Microcap Fund                         1.00% on the first $500 million in assets;
                                      0.95% for assets between $500 million and
                                      $1 billion; and 0.90% on assets over $1
                                      billion
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*    The "Management Fee" with respect to the Quantitative Long/Short Fund (the
     "Fund") is comprised of a basic fee at the rate described in the table above (the "Basic Fee") and a performance adjustment (the "Performance Adjustment") as discussed below.

A.   Calculating the Performance Adjustment

The Performance Adjustment shall be calculated monthly by:

(i) Determining the difference in performance (the "Performance Difference") between the Fund and the S&P Composite 1500 Index (the "Index"), as described in paragraph B;

(ii) Using the Performance Difference calculated under paragraph B determine the Performance Adjustment, as determined in paragraph C and as illustrated in paragraph D; and

(iii) Adding the Performance Adjustment to the Basic Fee to determine the Management Fee for the applicable month.

B.   Computing the Performance Difference.

The Performance Difference is calculated monthly, and is determined by subtracting the performance of the Index from the performance of one Trust Class Share of the Fund over the most recent 12-month period. The performance of one Trust Class Share of the Fund shall be measured by computing the percentage difference, carried to five decimal places, between the net asset value as of the last business day of the performance period selected for comparison and the net asset value of such share as of the last business day of the prior performance period, adjusted for dividends or capital gain distributions treated as reinvested immediately. The performance of the Index will he established by measuring the percentage difference, carried to five decimal places, between the beginning and ending values of the Index for the comparison performance period, with dividends or capital gain distributions on the securities that comprise the Index being treated as reinvested immediately.

C.   Determining the Performance Adjustment.

If the Performance Difference is 2.00% or more, the Basic Fee will be adjusted upward by 0.40%. If the Performance Difference is -2.00% or more, the Basic Fee will be adjusted downward by 0.40%.

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D.   Performance Adjustment Examples.

The following examples illustrate the application of the Performance Adjustment:

Example 1 Positive Performance Adjustment

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For the rolling          Fund's            Index's
12 month                 investment        cumulative      Fund's performance
performance period       performance       change          relative to the Index
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January 1                 $100.00           100,00
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December 31               $112.00           108.00
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Absolute change          + $12.00           + 8.00
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Actual change            + 12.00%          + 8.00%               + 4.00%
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Based on these assumptions, the Fund calculates the Management Fee rate for the month-ended December 31 as follows:

o The portion of the Basic Fee applicable to that month is multiplied by the Fund's average daily net assets for the month. This results in the dollar amount of the Basic Fee.

o The 0.40% rate (adjusted for the number of days in the month) is multiplied by the Fund's average daily net assets for the performance period. This results in the dollar amount of the Performance Adjustment.

o The dollar amount of the Performance Adjustment is added to the dollar amount of the Basic Fee, producing the Management Fee.

Example 2  Negative Performance Adjustment

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For the rolling          Fund's            Index's
12 month                 investment        cumulative      Fund's performance
performance period       performance       change          relative to the Index
--------------------------------------------------------------------------------
January 1                 $100.00           100.00
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December 31               $107.00           110.00
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Absolute change           + $7.00          + 10.00
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Actual change             + 7.00%          + 10.00%              -3.00%
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Based on these assumptions, the Fund calculates the Management Fee rate for the month-ended December 31 as follows:

o The portion of the Basic Fee applicable to that month is multiplied by the Fund's average daily net assets for the month. This results in the dollar amount of the Basic Fee.

o The 0.40% rate ( adjusted for the number of days in the month) is multiplied by the Fund's average daily net assets for the performance period. This results in the dollar amount of the Performance Adjustment.

o The dollar amount of the Performance Adjustment is subtracted from the dollar amount of the Basic Fee, producing the Management Fee.

Example 3 No Performance Adjustment

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For the rolling          Fund's            Index's
12 month                 investment        cumulative      Fund's performance
performance period       performance       change          relative to the Index
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January 1                 $100.00           100.00
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December 31               $110.00           109.00
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Absolute change          + $10.00           + 9.00
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Actual change            + 10.00%           + 9.00%               1.00%
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Based on these assumptions, the Fund calculates the Management Fee rate for the month-ended December 31 as follows:

o The portion of the Basic Fee applicable to that month is multiplied by the Fund's average daily net assets for the month. This results in the dollar amount of the Basic Fee.

o Since the Performance Difference is not +/- 2.00%, there is no Performance Adjustment.

E.   Changes to the "Index" or the "Class"

The Trustees had initially designated the S&P Composite 1500 Index and the Trust Class Shares as the index and class to be used for purposes of determining the Performance Adjustment (referred to herein as the "Index" and the "Class," respectively). From time to time, to the extent permitted by the 1940 Act, the Trustees may, by a vote of the Trustees of the Trust voting in person, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such parties, determine (i) that another securities index is a more appropriate benchmark than the Index for purposes of evaluating the performance of the Trust; and/or (ii) that a different class of shares of the Trust representing interests in the Fund other than the Class is most appropriate for use in calculating the Performance Adjustment. After ten days' written notice to the Adviser, a different index (the Successor index) may be substituted for the Index in prospectively calculating the Performance Adjustment, and/or a different class of shares (the "Successor Class") may be substituted in calculating the Performance Adjustment. However, the calculation of that portion of the Performance Adjustment attributable to any portion of the performance period prior to the adoption of the Successor Index will still be based upon the Fund's performance compared to the Index. The use of a Successor Class of shares for purposes of calculating the Performance Adjustment shall apply to the entire performance period so long as such Successor Class was outstanding at the beginning of such period. In the event that such Successor Class of shares was not outstanding for all or a portion of the performance period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which such Successor Class was outstanding and any prior portion of the performance period shall be calculated using the Class of shares previously designated.

Acknowledged  and  Accepted  by:


HORIZON  ADVISERS

/s/ David Lundgren
------------------
Name: David Lundgren
Title: Senior Vice-President



THE  ADVISORS'  INNER  CIRCLE  FUND  II

/s/ Dianne M. Descoteaux
------------------------
Name: Dianne M. Descoteaux
Title: Vice President & Secretary